GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

EXHIBIT 99.1

OFFICER CERTIFICATION

We hereby certify that this quarterly report on Form 10-QSB for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) of 15(d) of the Exchange Act, and that the information contained herein fairly presents, in all material respects, the financial condition and results of operations of Gateway Energy Corporation and its subsidiaries for the periods presented.

/s/ Michael T. Fadden	/s/ Scott D. Heflin
Chief Executive Officer and President	Chief Financial Officer and Treasurer

August 14, 2002
(Date)